Exhibit 99.1

Social Life
OTC: WDLF
Presenting at
H.C.WAINWRIGHT&CO.
23rd Annual Global
Investment Conference

SOCIAL LIFE NETWORK ANNOUNCES PARTICIPATION AT THE H.C. Wainwright 23rd Annual Global Investment Conference

LOS ANGELES, CA, September 3, 2021— Social Life Network, Inc. (OTC: WDLF) today announced it will be featured as a presenting company at the H.C. Wainwright 23rd Annual Global Investment Virtual Conference.

The conference is being held as a virtual conference on September 13-15, 2021.

Ken Tapp, Chairman & CEO of Social Life Network, will provide an overview of the Company’s business during the presentation. If you are an institutional or retail investor, and would like to listen to the Company’s presentation, please click on the following link (www.hcwevents.com/annualconference) to register for the conference.

Event: H.C. Wainwright 23rd Annual Global Investment Conference (Virtual Conference)

Date: September 13-15, 2021

Time: Presentation available on Monday, September 13, 2021, beginning at 7:00 a.m. (ET)

Location: Virtual Conference

About Social Life Network, Inc.

Social Life Network is a Technology Business Incubator (TBI) that, through individual licensing agreements, provides tech start-ups with seed technology development, legal and executive leadership, making it easier for start-up founders to focus on raising capital, perfecting their business model, and growing their network user-ship. Our seed technology is an artificial intelligence (“AI”) powered social network and Ecommerce platform that uses blockchain technology to increase user activity, speed, security, and accuracy on the niche social networks that we license to the companies in our TBI. Since the launch of the company in January of 2013, the Company has launched niche industry social networks to service the millions of business professionals and consumers in the residential real estate industry, the legal global cannabis industry, sports verticals including racket sports, golf, cycling, soccer, space exploration, auto racing, travel, hunting, fishing, and camping. The Company operates in part, like a publicly traded tech incubator, and retains ownership in each licensee through stock and options ownership when they reach a contracted user ship growth, outlined in their licensing contracts. This allows the Company to minimize its expenses and exposure to failed start-ups licensees that use its platform.

For more information, visit our website @ www.SocialNetwork.ai

Watch our latest shareholder updates @ www.SocialNetwork.ai/podcast

About the Decentral Life division

The company announced on August 16th, 2021, a new division had been formed that will focus entirely on a global decentralized social network and cryptocurrency project, named Decentral Life.

The Decentral Life project aims to address four main objectives outlined on the Decentral Life website @ www.WDLF.life

1.	Create a decentralized global social networking platform for user privacy, content control, and universal connectivity to all decentralized networking platforms of the future.
2.	Financially empower network users by rewarding their activity with crypto-loyalty points that can be used to make purchases on the network or converted to WDLF Tokens to be used on globally accessible cryptocurrency exchanges.
3.	Create and launch a Decentral Life Token that can be used across all licensee networks so that users can convert their crypto-loyalty points into WDLF Tokens for staking.
4.	File with the SEC a registered initial coin offering so that tokens can be sold to investors and a market can be created for the token on major cryptocurrency exchanges.

SAFE HARBOR & DISCLAIMER

This information does not constitute an offer to sell or a solicitation of an offer to buy securities or assets of Social Life Network, Inc. All information presented herein with respect to the existing business and the historical operating results of Social Life Network (“the Company”) and estimates and projections as to future operations are based on materials prepared by the management of the Company and involve significant elements of subjective judgment and analysis which may or may not be correct. While the information provided herein is believed to be accurate and reliable, the Company makes no representations or warranties, expressed or implied, as to the accuracy or completeness of such information. In furnishing this information, the Company reserves the right to amend or replace some or all the information herein at any time and undertakes no obligation to provide the recipient with access to any additional information. No information in this press release should be construed as any indication whatsoever of our future revenues, results of operations, or stock price, whether we will successfully develop and launch a global decentralized protocol. With respect to the $100,000,000 Regulation D, Rule 506(c) Offering, the information contained herein does not constitute an offer or sale of our securities and such Offering must strictly adhere to, among other things, the general solicitation provisions of the federal securities laws.

About H.C. Wainwright & Co.

H.C. Wainwright is a full-service investment bank dedicated to providing corporate finance, strategic advisory and related services to public and private companies across multiple sectors and regions. H.C. Wainwright & Co. also provides research and sales and trading services to institutional investors. According to Sagient Research Systems, H.C. Wainwright’s team is ranked as the #1 Placement Agent in terms of aggregate CMPO (confidentially marketed public offering), RD (registered direct offering) and PIPE (private investment in public equity) executed cumulatively since 1998.

For more information visit H.C. Wainwright & Co. on the web at www.hcwco.com